                                                           Exhibit No. EX-99.p.2

                        The Crowley Portfolio Group, Inc.

                             Code of Ethics for the
            Principal Executive Officer & Principal Financial Officer

     The Crowley  Portfolio  Group,  Inc.  (the "Fund")  requires the  Principal
Executive  Officer,   Principal   Financial  Officer,  or  other  Fund  officers
performing similar functions (the "Principal Officers"), to maintain the highest ethical and legal standards while performing  their duties and  responsibilities to the  Fund,  with  particular  emphasis  on those  duties  that  relate to the preparation  and  reporting  of  the  financial  information  of the  Fund.  The following principles and responsibilities  shall govern the professional conduct of the Principal Officers:

1.   HONEST AND ETHICAL CONDUCT

     The  Principal  Officers  shall act with honesty and  integrity,  ethically
handle  actual  or  apparent   conflicts  of  interest   between   personal  and
professional  relationships,  and  shall  report  any  material  transaction  or relationship  that  reasonably  could be  expected to give rise to a conflict of interest  between their interests and those of the Fund to the Audit  Committee, the full  Board of  Directors  of the  Fund,  and,  in  addition,  to any  other appropriate  person or entity that may  reasonably  be expected to deal with any conflict of interest in timely and expeditious manner.

     The Principal Officers shall act in good faith, responsibly, with due care, competence and  diligence,  without  misrepresenting  material facts or allowing their independent judgment to be subordinated or compromised.

2.   FINANCIAL RECORDS AND REPORTING

     The  Principal  Officers  shall provide full,  fair,  accurate,  timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange  Commission or other applicable body by the Fund,  or that is  otherwise  publicly  disclosed  or  communicated.  The
Principal  Officers  shall  comply  with  applicable  rules and  regulations  of federal, state, and local governments,  and other appropriate private and public regulatory agencies.

     The Principal  Officers  shall respect the  confidentiality  of information acquired  in the course of their work and shall not  disclose  such  information except when authorized or legally obligated to disclose.  The Principal Officers will not use confidential  information acquired in the course of their duties as
Principal Officers.

     The Principal  Officers shall share knowledge and maintain skills important and relevant to the Fund's needs; shall proactively  promote ethical behavior of the Fund's  employees and as a partner with industry peers and  associates;  and shall maintain control over and responsibly manage assets and resources employed or entrusted to them by the Fund.

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3.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     The Principal  Officers shall establish and maintain  mechanisms to oversee the  compliance  of the Fund  with  applicable  federal,  state  or  local  law, regulation  or  administrative  rule,  and to identify,  report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local law, regulation or rule.

4.   COMPLIANCE WITH THIS CODE OF ETHICS

     The Principal Officers shall promptly report any violations of this Code of
Ethics to the Audit Committee as well as the full Board of Directors of the Fund and shall be held  accountable  for strict  adherence to this Code of Ethics.  A proven  failure to uphold the standards  stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Directors of the Fund.

5.   AMENDMENT AND WAIVER

     This Code of Ethics may only be  amended or  modified  by  approval  of the
Board  of  Directors.  Any  substantive  amendment  that  is  not  technical  or administrative in nature or any material waiver,  implicit or otherwise,  of any provision of this Code of Ethics shall be  communicated  publicly in  accordance with Item 2 of Form N-CSR under the Investment Company Act of 1940, as amended.

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